EXHIBIT 3.1 UNITED STATES OF AMERICA, STATE OF OHIO, OFFICE OF SECRETARY OF STATE I, Frank LaRose, Secretary of State of the State of Ohio, do hereby certify that the paper to which this is attached is a true and correct copy from the original record now in my official custody as Secretary of State. Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 25th day of September, A.D. 2020. Ohio Secretary of State Validation Number: 202026902488

Form 540 Prescribed by:

**Frank LaRose**
*Ohio Secretary of State*

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910
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File online or for more information: OhioBusinessCentral.gov

# Certificate of Amendment
## (For-Profit, Domestic Corporation)
## Filing Fee: $50
### Form Must Be Typed

**Check appropriate box:**

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

**Complete the following information:**

| | |
|---|---|
| Name of Corporation | CLEVELAND-CLIFFS INC. |
| Charter Number | 649806 |

**Check one box below and provide information as required:**

☐ The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☒ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) 1701.70(B)(3)

☐ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 1 of 2 Last Revised: 06/2019

If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required James D. Graham Must be signed by all Signature incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio By (if applicable) Revised Code section 1701.73(B) and (C). If authorized representative Print Name is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box. Signature If authorized representative is a business entity, not an individual, then please print the business name in the By (if applicable) "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the Print Name "Print Name" box. Form 540 Page 2 of 2 Last Revised: 06/2019

**CLEVELAND-CLIFFS INC.**
**UNANIMOUS WRITTEN ACTION OF THE BOARD OF DIRECTORS**
**SEPTEMBER 24, 2020**

**Series A Amendments**

**WHEREAS**, the Board of Directors of Cleveland-Cliffs Inc. (the "***Company***") deems it to be advisable and in the best interest of the Company to amend the Company's Third Amended Articles of Incorporation, as amended (the "***Articles***"), to delete the provisions relating to the Company's 7.00% Series A Mandatory Convertible Preferred Stock, as there are no longer any outstanding shares of such series.

**RESOLVED**, that, pursuant to the authority provided in Section 1701.70(B)(3) of the Ohio Revised Code, the Articles be, and hereby are, approved to be revised to be amended to delete: (a) Subdivision A-1 of Division A of Article Fourth of the Articles and (b) Exhibit A to the Articles (such actions, the "***Series A Amendments***"); and

**FURTHER RESOLVED**, that the Authorized Officers (as defined below) be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to file the Series A Amendments with the Secretary of State for the State of Ohio in such form as such Authorized Officers deem necessary, advisable or appropriate, and take any and all related actions necessary to make the Series A Amendments effective.

**General**

**RESOLVED**, that the Chairman, President and Chief Executive Officer, the Executive Vice President, Chief Operating Officer, the Executive Vice President, Chief Financial Officer, and the Executive Vice President, Chief Legal Officer & Secretary of the Company (each such person, an "***Authorized Officer***" and, together, the "***Authorized Officers***") be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to make all payments and incur all expenses in connection with any actions contemplated by these resolutions as they, or any of them, shall determine to be necessary or appropriate, such payment to be conclusive evidence of such determination;

**FURTHER RESOLVED**, that in addition to the specific authorizations conferred upon the Authorized Officers in these resolutions, each of the Authorized Officers is authorized and empowered to do or cause to be done all further acts and things (including the execution of all such further documents, papers and instruments) as they or any of them may deem necessary, appropriate or desirable in order to carry into effect the purposes and intent of the foregoing resolutions; and, if any resolutions are required to be adopted to accomplish the foregoing actions, such resolutions shall be deemed to have been adopted in the required language with the same force and effect as if set forth herein at length, and copies thereof shall be filed in the minute book of the Company immediately following these resolutions; and

**FURTHER RESOLVED**, that all actions previously taken by any Authorized Officer in connection with, or in preparation for, the actions contemplated by the foregoing resolutions are hereby ratified, confirmed and approved in all respects.

Adopted by the Board of Directors of Cleveland-Cliffs Inc. on the date shown:

James D. Graham

James D. Graham, Secretary